Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
To Tender Shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock and Class C Common Stock (the “Shares”)
of
IMH FINANCIAL CORPORATION
Pursuant to the Offer to Purchase
dated November _, 2018
YOU MAY TENDER SHARES PURSUANT TO THE OFFER IN ONE OF TWO CONVENIENT WAYS:

•	OPTION 1 (INTERNET) – You may visit the Offer website at www.imhtender.com and follow the instructions on the site; or

•
OPTION 2 (MAIL) – Review the Instructions and Important Information Accompanying this Letter of Transmittal, sign and return this Letter of Transmittal (and Odd Lot Certification, if applicable) in the envelope provided.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER __, 2018, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
You may tender all or a portion of your Shares at $2.00 per share by checking one of the boxes below and returning this Letter of Transmittal in the provided envelope or by completing the tender instruction online at www.imhtender.com.
If you are tendering all of your Shares, you must check Box 1 below. If you are tendering less than all of your Shares, indicate the percentage of your Shares which you want to tender by writing the percentage of the Shares you want to tender in Box 2 below. If you hold less than 100 Shares in the aggregate (an “Odd Lot”) and wish to tender all of your Shares, you must check Box 3. For purposes of this Offer, we will treat all of the classes of common stock that are eligible for the Offer as one class. Accordingly, if you check Box 1 below, you will be tendering all of the Shares you own regardless of whether they are Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock and/or Class C Common Stock. If you check Box 2 below, you will be tendering that percentage you indicate for each class of Common Stock that you own. For instance, if you indicate in Box 2 that you wish to tender 50% of your Shares and you own 550 shares of Class B-1 common stock, 600 shares of Class B-2 common stock, and 1,100 shares of Class B-3 common stock, you will be deemed to have tendered 275 shares of Class B-1 common stock, 300 shares of Class B-2 common stock, and 550 shares of Class B-3 common stock, for a total of 1,125 shares (referred to herein as “the Aggregate Tender”). If more than 500,000 Shares are tendered pursuant to this Offer from all our shareholders eligible to participate, subject to the odd lot priority (See Section 4 in the accompanying Important Instructions and Information for more details regarding the priority given to holders of less than 100 Shares), we will first prorate the number of Shares to be purchased according to the relative Aggregate Tenders we receive, and then apportion the total number of Shares to be purchased from each participant in the Offer according to the number of shares of each Series or Class tendered by that particular shareholder using the percentage below to determine how much of each class is accepted in the Offer, using regular rounding and with appropriate adjustments to avoid purchases of fractional shares. See Section 1—Overview; Priority; Proration and Summary Term Sheet in the Offer to Purchase and the related Instructions to Letter of Transmittal set forth in the Important Instructions and Information for more details.
Questions and requests for assistance may be directed to D.F. King & Co., Inc. by telephone toll-free at (800) 761-6521.

Exhibit (a)(1)(B)

Box 1. Tendering ALL Shares (check this box):		Box 2. Tendering LESS THAN ALL Shares (enter the percentage below):
TENDER PRICE: (DOLLARS PER SHARE)	$2.00	TENDER PRICE: (DOLLARS PER SHARE)	$2.00
(check the box to tender all your shares)	☐	(enter the percentage of Shares to be tendered)	___
Box 3. Odd Lot Tender (for holders of less than 100 Shares only) (check this box)	☐

IF YOU ARE NOT TENDERING YOUR SHARES OVER THE INTERNET, COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL TO TENDER YOUR SHARES TO ONE OF THE FOLLOWING ADDRESSES:

By Mail: IMH Financial Corporation Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: IMH Financial Corporation Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

SIGN HERE TO TENDER YOUR SHARES
The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned “Capacity” and see Instruction 6 in the Instructions to Letter of Transmittal.)

Signature & Date–Stockholder/Executor/Personal Representative

Signature & Date – Co-Stockholder/Executor/Personal Representative (if applicable)

Telephone Number

Capacity:

Exhibit (a)(1)(B)

Stockholder            Personal Representative

Executor/Executrix        Trustee

General Partner            Power of Attorney

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the registered Stockholder(s) or mailed to an address other than the address of record. If special payment instructions are not provided below, the check for the purchase price of Shares purchased will be sent to the address of record. If special payment instructions are requested, a medallion guarantee of the signature(s) of the registered Stockholders will be required.

Issue check to:

Name (Please Print)

Street Address

City	State	Zip

Brokerage Account Number – If Applicable

Medallion Signature Guarantee

Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.

Exhibit (a)(1)(B)

CUSTODIAN INFORMATION
Medallion Signature Guarantee

Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.

Printed Name of Signer

Name of Custodian

Custodian Signature

Note: Proper evidence satisfactory to the Depositary must be submitted if Letter of Transmittal is signed in a fiduciary or representative capacity.